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                                                                   EXHIBIT 10.25

                             RENTX INDUSTRIES, INC.

                             STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS


ARTICLE 1:  DEFINITIONS

1.1 AFFILIATE. An Affiliate, as to any person, is another person who controls, is controlled by or is under common control with such person.

1.2 ANNUAL OPTION. An Annual Option is a Stock Option granted on an anniversary of a Non-Employee Director's election to the Board under Section 4.3.

1.3  BOARD.  The Board is the board of directors of the Company.

1.4 COMMITTEE. The Committee is the body charged with administering the Plan. At the option of the Board, the Committee shall consist either of the full Board or the Compensation Committee of the Board.

1.5 COMPANY. The Company is RentX Industries, Inc., a Delaware corporation, and its successors and assigns.

1.6 FAIR MARKET VALUE. The Fair Market Value of a share of Stock is the closing price of the Stock on the principal exchange on which the Stock is traded, or, if the Stock is not traded on an exchange, as reported by NASDAQ, or, if the closing price of the Stock is not reported by NASDAQ, the average of the high bid and low asked prices for the Stock, as reported by NASDAQ or any other accepted source selected by the Committee, or, if Fair Market Value cannot be determined by any of the foregoing means, the fair market value of the Stock as determined by the Committee in good faith by any reasonable means.

1.7 GRANT DATE. The Grant Date is the date when a Stock Option is granted, as determined under 4.6.

1.8 INITIAL OPTION. An Initial Option is a Stock Option granted upon a Non-Employee Director's initial election to the Board under Section 4.2.

1.9 NON-EMPLOYEE DIRECTOR. A Non-Employee Director is a member of the Board who: (i) is not a current employee or officer of the Company or a Parent or Subsidiary of the Company and (ii) is not an employee, member, manager, officer, director, stockholder or partner of BACE Investments, LLC, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P. or any Affiliate of any thereof.
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1.10  OPTIONEE.  An Optionee is a Non-Employee Director to whom a Stock Option has been granted.

1.11 PARENT. A Parent is any corporation which owns, directly or indirectly, at least 50% of the Company's outstanding Stock.

1.12 PLAN. The Plan is this Stock Option Plan for Non-Employee Directors of the Company, as it may be amended.

1.13 SECURITIES ACT. The Securities Act in the Securities Act of 1933, as from time to time amended, or any functional successor to that act, and the regulations of the Securities and Exchange Commission thereunder.

1.14 STOCK. Stock is the authorized $.01 par value Common Stock of the Company.

1.15 STOCK OPTION. A Stock Option is the right granted to an Optionee under this Plan to acquire Stock pursuant to the Optionee's Stock Option Agreement.

1.16 STOCK OPTION AGREEMENT. A Stock Option Agreement is the contract under which an Optionee is given the right to acquire Stock pursuant to this Plan.

1.17 STOCK OPTION PRICE. The Stock Option Price is the exercise price with respect to an Optionee's Stock Option determined as provided in Section 4.4.

1.18 SUBSIDIARY. A Subsidiary is any corporation in which the Company owns, directly or indirectly, at least 50% of the total voting power and value of its stock.


ARTICLE 2:  PURPOSE

       The purpose of this Plan is to enable the Company to attract and retain qualified Non-Employee Directors by giving them an opportunity to acquire a proprietary interest in the Company and thereby create a more direct interest in the future success of the Company.


ARTICLE 3:  ADMINISTRATION

3.1 COMMITTEE. The Plan shall be administered by the Committee. Members of the Committee to whom Stock Options have been granted may vote on matters of Plan administration.





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3.2  AUTHORITY OF COMMITTEE.  The Committee shall have full authority to administer this Plan, including authority to interpret and construe any provision of this Plan and to adopt such rules and regulations as it may deem necessary in order to administer the Plan. Without limitation, but subject to the provisions of the Plan, the Committee is authorized to:

[a] Prescribe the form or forms of the Stock Option Agreements and of any other instruments required under this Plan and to change such forms from time to time;

[b] Waive compliance (either generally or in any one or more particular instances) by an Optionee with the requirements of any Stock Option Agreement or any rule or regulation with respect to a Stock Option, subject to the terms of this Plan, and accelerate the exercisability of any Stock Option at any time and for any reason; and

[c] Decide all questions and settle all controversies and disputes which may arise in connection with this Plan or any Stock Option Agreement, and cure any defect, supply any omission or reconcile any inconsistency therein.

3.3 ACTIONS OF COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. In addition to any other rights of indemnification, each Committee member shall be indemnified by the Company against reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal) to which such person may be a party by reason of an action taken, or any failure to act, in connection with this Plan and any Stock Option granted under it. This indemnification shall further extend to all amounts paid by any Committee member either in a settlement approved by independent legal counsel selected by the Committee or pursuant to a judgment in any such action, suit or proceeding, provided that the Committee member acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Any action taken by the Committee under this Plan may be made without notice or meeting of the Committee in a writing signed by all members of the Committee.


ARTICLE 4:  GRANT OF STOCK OPTION

4.1 SHARES AVAILABLE. There shall be 25,000 shares of Stock available for issuance under this Plan. All shares underlying Stock Options granted under this Plan which for any reason are not exercised prior to option expiration, or which are otherwise cancelled or forfeited, shall be available for granting of further Stock Options under this Plan.

4.2 AUTOMATIC GRANTS OF INITIAL OPTIONS. Each Non-Employee Director shall automatically be granted Initial Options to purchase 5,000 shares of Stock upon his or





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her initial election to the Board.  The Initial Options shall be immediately exercisable as to 2,500 shares of Stock and shall become exercisable as to an additional 500 shares of Stock on each of the first five anniversaries of the Grant Date.

4.3 AUTOMATIC GRANTS OF ANNUAL OPTIONS. Each Non-Employee Director shall automatically be granted Annual Options to purchase 2,500 shares of Stock on each anniversary of his initial election to the Board, provided that he is then still serving on the Board. The Annual Options shall become exercisable as to 500 shares of Stock on each of the first five anniversaries of the Grant Date.

4.4 STOCK OPTION PRICE. The Stock Option Price of each Stock Option shall be the Fair Market Value of the Stock on the Grant Date.

4.5 TERMS OF STOCK OPTIONS. All Stock Options shall have a term of 10 years from the Grant Date.

4.6 GRANT DATE. With respect to each Stock Option, the Grant Date is the date when the Stock Option is automatically granted under Section 4.1 or 4.2, as the case may be.

4.7 NOTICE. Notice of the grant of a Stock Option shall be given to the Optionee within a reasonable time.

4.8 AGREEMENT. Each Stock Option shall be evidenced by a written Stock Option Agreement, signed on behalf of the Company, containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan. Each Stock Option Agreement shall set forth the number of shares of Stock that may be purchased upon exercise thereof, the Stock Option Price, the term of the Stock Option, the times at which the Stock Option shall become exercisable and any other terms and conditions determined by the Committee, subject to the provisions of the Plan. If the Optionee fails to sign and deliver an original of the Stock Option Agreement to the Company within thirty days after such agreement has been delivered to the Optionee, the Stock Option granted by such Stock Option Agreement shall automatically terminate at the end of such thirty-day period (unless the Committee otherwise determines).

4.9 TERM OF PLAN. No Stock Option shall be granted under this Plan after ten years from the date this Plan is adopted by the Board. Stock Options outstanding ten years or more after the effective date of the Plan shall continue to be governed by the provisions of this Plan.


ARTICLE 5:  EXERCISE OF STOCK OPTIONS

5.1 TIME OF EXERCISE. Any Stock Option granted under this Plan shall be exercisable at any time and from time to time, in whole or in part, as to any or all of the shares of Stock as to which it has become exercisable as provided in Section 4.1 or 4.2, as the case





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may be.  If any Stock Option is not exercised during the applicable exercise period, it shall automatically expire as of the expiration of such period and shall be of no further force or effect.

5.2 MANNER OF EXERCISE. Each exercise of a Stock Option, in whole or in part, shall be made by the Optionee's delivery of written notice of such exercise to the Company, a form of which shall be attached to each Stock Option Agreement. Such notice shall be signed by the Optionee, shall specifically identify the Stock Option being exercised and shall set forth the number of shares of Stock with respect to which the Stock Option is being exercised. The notice of exercise shall be accompanied by payment in full of the Stock Option Price by any of the methods or any combination of the methods set forth in 5.3 below. The Stock Option shall be deemed to have been exercised on the first day when the Company has received both the notice of exercise and the Stock Option Price and the Optionee has complied with the requirements of 5.4 and any other requirements of the Stock Option Agreement. Within ten days after the exercise of the Stock Option, the Company shall cause a certificate representing the Stock issuable as a result of such exercise, registered in the name of the Optionee, to be sent to the Optionee at the Optionee's address as reflected on the records of the Company. The Stock Option shall continue with respect to any remaining shares subject to the Stock Option as to which exercise and payment have not yet been made, subject to the terms of the applicable Stock Option Agreement.

5.3 PAYMENT OF STOCK OPTION PRICE. Unless the Stock Option Agreement otherwise provides or unless the Committee otherwise determines, the Stock Option Price shall be paid by the Optionee in cash, by bank cashier's check or by delivery to the Company of certificates representing shares of Stock then owned by the Optionee having a Fair Market Value as of the date the Stock Option is exercised equal to the Stock Option Price of the Stock for which the Stock Option is being exercised, duly endorsed for transfer to the Company. The Company may, but shall not be required to, cooperate in such manner as the Optionee may reasonably request to effect a broker-assisted cashless exercise of a Stock Option, including delivering the certificates for the Stock issuable upon exercise of the Stock Option to a broker designated by the Optionee and entering into any agreement relating thereto.

5.4 STOCK ISSUANCE. If the Stock subject to a Stock Option has not been registered under the Securities Act at the time the Stock Option is exercised, such Stock shall be issued only upon delivery by the Optionee to the Company of an investment letter signed by the Optionee, in such form as the Committee may from time to time determine and containing such representations, warranties and covenants as the Committee may deem necessary to establish the availability of an exemption from the registration requirements of the Securities Act and all applicable state securities laws. Notwithstanding any other provision of the Plan or any Stock Option Agreement, the Company shall not be obligated to sell any Stock pursuant to a Stock Option Agreement unless and until, in the opinion of the Company's counsel, there has been compliance with all applicable federal and state laws and regulations and only when all other legal matters in connection with





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the issuance and delivery of such Stock have been approved by the Company's counsel. The Company shall use its best efforts to effect any such compliance, and the Optionee shall take any action reasonably requested by the Company in connection therewith; provided, however, that in no event shall the Company be required to file a registration statement under the Securities Act or any state securities law to satisfy its obligation to use its best efforts to effect such compliance.

5.5 TERMINATION OF SERVICE. If the Optionee dies or becomes disabled (as determined by the Committee) during the term of the Stock Option while still a member of the Board, or within the three-month period referred to in the following sentence, the Stock Option may be exercised by those entitled to do so under the Optionee's will or under applicable law within twelve months following the Optionee's death or disability, but not thereafter; provided that such exercise must occur prior to the expiration of the Stock Option and the Stock Option may be exercised only as to the shares of Stock for which it had become exercisable on or before the date of the Optionee's death or disability. If the Optionee's service on the Board is terminated during the term of the Stock Option for any reason other than the Optionee's death or disability, the Stock Option may be exercised by the Optionee within three months following the date of such termination, but not thereafter; provided that such exercise must occur prior to the expiration of the Stock Option and the Stock Option may be exercised only as to the shares of Stock for which it had become exercisable on or before the date of termination of the Optionee's service on the Board.


ARTICLE 6:  EFFECT OF CERTAIN CORPORATE ACTIONS

6.1 STOCK SPLITS. The number of shares and purchase price of Stock previously made subject to Stock Options and the aggregate number of shares available for issuance under the Plan shall be proportionately adjusted in the event of any stock dividend, stock split, reverse stock split or other division or combination of outstanding shares of Stock as determined by the Committee.

6.2 MERGERS. In the event of a merger or consolidation to which the Company is a party and as a result of which the stockholders of the Company immediately prior to the transaction will own less than a majority of the combined voting power and ownership interest of the surviving corporation immediately after the transaction [i] all outstanding Stock Options, whether or not otherwise exercisable, shall become fully exercisable in respect of all Stock covered thereby immediately prior to the effective time of the transaction, contingent upon the consummation of the transaction, and [ii] any Stock Options not exercised prior to the transaction shall automatically terminate at the effective time of the transaction. The Committee shall make such arrangements as it deems appropriate to allow Optionees to exercise their Stock Options contingent upon the consummation of the transaction, including, without limitation, establishing a cut-off date in advance of the effective time of the transaction by which Stock Options must be exercised. In the event that the transaction is not ultimately consummated, all exercises





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of Stock Options pursuant to this provision shall be of no force or effect, the
Company shall return to the Optionees all notices of exercise, payments and other documents received by it in connection with such exercise and all Stock Options shall be exercisable only in accordance with their original terms.

6.3 SALE OF ASSETS; LIQUIDATION. In the event of a sale of all or substantially all of the property of the Company, the sale or exchange by the Company or any one or more stockholders of the Company of Stock constituting 50% or more of the Stock outstanding immediately following such sale or exchange, or the dissolution or liquidation of the Company, the Committee may, in its discretion, take such action with respect to outstanding Stock Options as it deems appropriate, including, without limitation [i] accelerating the exercisability thereof, subject to such procedures and conditions as it may determine, [ii] providing for the termination of all unexercised Stock Options as of the effective date of the transaction or any other date established by the Committee, [iii] providing for the conversion of outstanding Stock Options into options or other rights to acquire stock or other securities or property of any entity acquiring all or any portion of the Company's property or any Stock in the transaction, or any Affiliate of such an entity, on terms deemed reasonable by the Committee in its sole discretion, or [iv] making cash payments to Optionees in settlement of their Stock Option in an amount equal to the difference between the Fair Market Value of the Stock for which they are then exercisable, or for all of the Stock covered thereby, as the Committee may determine, and the Stock Option Price thereof. The Committee shall not be required to take any of the foregoing actions and shall not be required to treat all outstanding Stock Options in the same manner.

6.4 FRACTIONAL SHARES. If, upon any exercise of a Stock Option, a fractional share of Stock would otherwise be issuable, the Company shall, in lieu of issuing the fractional share, pay the Optionee in cash the Fair Market Value thereof as of the date the Stock Option was exercised.


ARTICLE 7:  GENERAL PROVISIONS

7.1 NO STOCKHOLDER RIGHTS. Prior to the issuance or transfer of Stock to the Optionee following the exercise of a Stock Option, an Optionee shall have no rights as a stockholder with respect to any shares of Stock subject to any Stock Option granted to such person under this Plan. Except as provided in 6.1, no adjustment shall be made in the number of shares of Stock issued to an Optionee, or in any other rights of the Optionee upon exercise of a Stock Option by reason of any dividend, distribution, or other right granted to shareholders for which the record date is prior to the date of issuance of Stock pursuant to a Stock Option.

7.2 TRANSFERABILITY RESTRICTIONS; REPURCHASE RIGHTS. No Stock Option, and no other rights acquired by an Optionee under this Plan, shall be assignable or transferable by an Optionee and all such rights are exercisable, during such person's lifetime, only by the





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Optionee; provided, however, that (i) the Committee may authorize the assignment or transfer of a Stock Option in its sole discretion and subject to such terms, conditions and restrictions as it deems appropriate and (ii) the Optionee's heirs or legal representatives, as the case may be, may exercise the Stock Option in accordance with, and subject to all of the terms and conditions of, this Plan. Any assignment, transfer, pledge, hypothecation or other disposition of any Stock Option contrary to the provisions of this Plan, and any levy of any attachment or similar process upon a Stock Option, shall be null and void and without effect. Upon the occurrence of such an event, the Committee may, in its discretion, terminate the Stock Option.

7.3 NONEXCLUSIVITY OF PLAN. The adoption of the Plan shall not be construed as creating any limitation on the power or authority of the Board to grant options to purchase Stock or other securities of the Company to any member of the Board, including any Non-Employee Director, outside the Plan.

7.4 DELIVERY. Delivery of any notice or document shall occur upon actual delivery to the recipient (including receipt of telecopy or facsimile transmission).

7.5 AMENDMENT. The Board may from time to time alter, amend, suspend or discontinue this Plan. However, no such action shall adversely affect the rights and obligations with respect to Stock Options which are then outstanding under this Plan.

7.6 EFFECTIVE DATE. This Plan has been adopted by the Board on September 19, 1997 and became effective on _________ __, 1997.





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